UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2006

Phantom Fiber Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15627 (Commission File Number)	042451506 (I.R.S. Employer Identification Number)

144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7
(Address of principal executive offices) (zip code)

(416) 703-4007
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 7, 2006, Shimon Constante was appointed as a director of Phantom Fiber Corporation (the “Company”) to fill a vacancy on the Board of Directors. There was no arrangement or understanding between Mr. Constante and any other person pursuant to which he was selected as a director. Mr. Constante has not been named to a committee of the Board of Directors and the Company at this time has not determined which, if any, committee of the Board of Directors Mr. Constante will be named.

Shimon Constante, age 33, is the Chief Executive Officer of mPortico, a private mobile distribution and marketing services provider, and has been the Chief Executive Officer since the company was founded in December 2005. Prior to founding mPortico, from March 2003 until August 2005, Mr. Constante was the Head of Mobile Business Development at 888.com, an online entertainment company. Prior to that, from July 2000 until January 2002, Mr. Constante was the Head or Technology and Business Research at Aduva, a privately held technology company. Mr. Constante received a B.A. in Psychology in 1999 and an Executive MBA from Kellogg, Northwestern University in 2004. Mr. Constante also currently sits on the board of directors of Cidway Security, a privately held company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phantom Fiber Corporation

Dated: November 21, 2006	By:	/s/ Jeffrey Halloran
Name: Jeffrey Halloran
Title: President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director